EBAY TO ACQUIRE ONLINE TICKETS MARKETPLACE STUBHUB

SAN FRANCISCO and SAN JOSE, CA. (Jan. 10, 2007) – eBay Inc. (NASDAQ: EBAY) today announced it has agreed to acquire privately held StubHub, a leading online marketplace for the resale of event tickets.

The acquisition will enable eBay to expand its presence and offering in the online tickets segment, while allowing StubHub to continue to scale its business with the e-commerce expertise and resources of eBay.

“StubHub has been extremely successful in the online tickets segment, and it’s a perfect complement to eBay’s tickets business,” said Bill Cobb, president, eBay North America Marketplaces. “Together we can strengthen both businesses and provide fans with more choice and better service.”

“StubHub’s business model is an excellent fit with eBay, a company we’ve admired for a long time,” said Jeff Fluhr, founder and CEO of StubHub. “StubHub exists to serve passionate fans – and we feel great knowing our customers will benefit from the power of eBay and its community of users.”

Launched in 2000 and based in San Francisco, StubHub is the fan’s marketplace where transparency and fairness benefit buyers and sellers alike.

eBay has agreed to purchase StubHub for an estimated aggregate value of approximately $310M, which will include the company’s net cash as of the closing. The final amount will be determined at closing based on a formula and be payable in cash.

This acquisition — which is subject to regulatory approval and approval of StubHub’s stockholders, among other conditions — is expected to close in the first quarter of 2007. Information relating to the impact of this acquisition on eBay’s 2007 financial guidance will be provided on the next quarterly earnings conference call scheduled to take place Jan. 24.

About StubHub

StubHub is the fan’s ticket marketplace, enabling customers to buy and sell tickets at fair market value to a vast selection of sporting, concert, theater and other live entertainment events, even those that are “sold out.” The company’s unique open marketplace, dedicated solely to tickets, provides all fans the choice to buy or sell their tickets in a safe, convenient, and highly reliable environment. All transactions are processed and delivered via StubHub’s patent-pending FanNetworkSM ticket delivery service, supported by seven-day toll free customer service, and backed by the industry-first FanProtectSM Guarantee. Company partners include sports teams in the NFL, NBA, NHL, leading NCAA athletic programs and media companies including AOL. StubHub is headquartered in San Francisco.

About eBay Inc.
Founded in 1995, eBay pioneers communities built on commerce, sustained by trust and inspired by opportunity. eBay enables e-commerce on a local, national and international basis with an array of websites – including the eBay Marketplaces, PayPal, Skype, Kijiji, Rent.com and Shopping.com – that bring together millions of buyers and sellers every day.

Forward-Looking Statements
This announcement contains forward-looking statements that involve risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the receipt and timing of regulatory approval for the transaction, the possibility that the transaction may not close, the reaction of the users of StubHub’s services, the future growth of StubHub’s services, the reaction of competitors to the transaction, and the possibility that integration following the transaction may be more difficult than expected. More information about potential factors which could affect eBay’s business and financial results is included in eBay’s Annual Report on Form 10-K for the year ended December 31, 2005 and eBay’s Quarterly Reports on Form 10-Q. All forward-looking statements are based on information available to eBay on the date hereof, and eBay assumes no obligation to update such statements.

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MEDIA CONTACT:
Catherine England
eBay Inc.
408-376-7458

INVESTOR CONTACT:
Selim Freiha
eBay Inc.
408-376-8108